 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-284980
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 14, 2025)
$10,000,000,000
AbbVie Inc.
$500,000,000 SENIOR FLOATING RATE NOTES DUE 2028
$1,000,000,000 4.500% SENIOR NOTES DUE 2028
$1,250,000,000 4.650% SENIOR NOTES DUE 2030
$1,500,000,000 4.875% SENIOR NOTES DUE 2031
$1,250,000,000 5.050% SENIOR NOTES DUE 2033
$1,500,000,000 5.300% SENIOR NOTES DUE 2036
$1,000,000,000 5.450% SENIOR NOTES DUE 2038
$1,500,000,000 6.000% SENIOR NOTES DUE 2056
$500,000,000 6.100% SENIOR NOTES DUE 2066
Interest on the Floating Rate Notes is payable on February 18, May 18, August 18 and November 18 of each year, commencing November 18, 2026.
Interest on the 2028 Notes is payable on February 18 and August 18 of each year, commencing February 18, 2027.
Interest on each series of Fixed Rate Notes (other than the 2028 Notes) is payable on March 15 and September 15 of each year, commencing March 15, 2027.
AbbVie Inc., a Delaware corporation (the “Issuer”), is offering $500,000,000 aggregate principal amount of its senior floating rate notes due 2028 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its 4.500% senior notes due 2028 (the “2028 Notes”), $1,250,000,000 aggregate principal amount of its 4.650% senior notes due 2030 (the “2030 Notes”), $1,500,000,000 aggregate principal amount of its 4.875% senior notes due 2031 (the “2031 Notes”), $1,250,000,000 aggregate principal amount of its 5.050% senior notes due 2033 (the “2033 Notes”), $1,500,000,000 aggregate principal amount of its 5.300% senior notes due 2036 (the “2036 Notes”), $1,000,000,000 aggregate principal amount of its 5.450% senior notes due 2038 (the “2038 Notes”), $1,500,000,000 aggregate principal amount of its 6.000% senior notes due 2056 (the “2056 Notes”), and $500,000,000 aggregate principal amount of its 6.100% senior notes due 2066 (the “2066 Notes” and, together with the 2028 Notes, the 2030 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes, and the 2056 Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes together with the Floating Rate Notes, the “Notes”). Each of the Floating Rate Notes, the 2028 Notes, the 2030 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes, the 2056 Notes and the 2066 Notes is referred to as a “series” of Notes.
The Notes will be unsecured, unsubordinated obligations of the Issuer and will rank equally in right of payment with all of the Issuer’s existing and future unsecured, unsubordinated indebtedness, liabilities, and other obligations. The Notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Notes will not be listed on any securities exchange. Currently there is no public market for any series of the Notes.
The Issuer expects the net proceeds to it from this offering will be approximately $9.93 billion (after deducting underwriting discounts and estimated offering expenses). The Issuer intends to use the net proceeds from the sale of the Notes (i) to fund a portion of its cash payment obligations in connection with its acquisition of Apogee Therapeutics, Inc., a Delaware corporation (“Apogee” and such acquisition, the “Specified Acquisition”) and to pay fees, expenses, and other amounts in connection therewith and (ii) for other general corporate purposes, which may include the repayment or repurchase of outstanding debt. See “Use of Proceeds.”
This offering is not conditioned upon the consummation of the Specified Acquisition by the Issuer or any of its subsidiaries; however, if the Issuer publicly announces that the Acquisition Agreement (as defined herein) has been terminated prior to the consummation of the Specified Acquisition, or otherwise notifies the Trustee (as defined herein) in writing that it will not pursue the consummation of the Specified Acquisition, the Issuer will be required to redeem the Floating Rate Notes, the 2028 Notes, the 2030 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, and the 2038 Notes (the “Mandatorily Redeemable Notes”) then outstanding at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The 2056 Notes and the 2066 Notes (the “Long-Term Notes”) will not be subject to any Special Mandatory Redemption (as defined herein). There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the Notes. See “Description of Notes—Special Mandatory Redemption.”
The Issuer may redeem some or all of each series of Fixed Rate Notes at any time at redemption prices described in this prospectus supplement under the caption “Description of Notes—Optional Redemption.”

Investing in the Notes involves risks. Please read “Risk Factors” included or incorporated by reference herein, as described beginning on page S-7 of this prospectus supplement.
	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to us
Per Floating Rate Note	100.000%	0.150%	99.850%
Per 2028 Note	99.970%	0.150%	99.820%
Per 2030 Note	99.862%	0.250%	99.612%
Per 2031 Note	99.977%	0.350%	99.627%
Per 2033 Note	99.889%	0.375%	99.514%
Per 2036 Note	99.832%	0.450%	99.382%
Per 2038 Note	99.810%	0.475%	99.335%
Per 2056 Note	99.441%	0.750%	98.691%
Per 2066 Note	99.843%	0.750%	99.093%
Totals	$9,982,652,500	$41,812,500	$9,940,840,000

(1)
Plus accrued interest from and including August 18, 2026, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the benefit of its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg on or about August 18, 2026.
Joint Book-Running Managers
Morgan Stanley (All Notes)	BofA Securities (All Notes)	J.P. Morgan (All Notes)	SOCIETE GENERALE (All Notes)
Barclays (Floating Rate Notes and 2028 Notes)	BNP PARIBAS (2030 Notes)	Citigroup (2038 Notes and 2066 Notes)	Deutsche Bank Securities (2036 Notes)
HSBC (2033 Notes)	Mizuho (2031 Notes)	Wells Fargo Securities (2056 Notes)
Co-Managers
Barclays (2030 Notes, 2031 Notes, 2033 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)	BNP PARIBAS (Floating Rate Notes, 2028 Notes, 2031 Notes, 2033 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)	Citigroup (Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2033 Notes, 2036 Notes and 2056 Notes)	Deutsche Bank Securities (Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2033 Notes, 2038 Notes, 2056 Notes and 2066 Notes)
HSBC (Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)	Mizuho (Floating Rate Notes, 2028 Notes, 2030 Notes, 2033 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)	Wells Fargo Securities (Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2033 Notes, 2036 Notes, 2038 Notes and 2066 Notes)
Lloyds Securities (All Notes)	MUFG (All Notes)	Santander (All Notes)	TD Securities (All Notes)
US Bancorp (All Notes)	Siebert Williams Shank (All Notes)	Blaylock Van, LLC (All Notes)	CastleOak Securities, L.P. (All Notes)
Independence Point Securities (All Notes)	Penserra Securities LLC (All Notes)	R. Seelaus & Co., LLC (All Notes)
The date of this prospectus supplement is August 4, 2026.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On February 14, 2025, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which became effective upon filing.
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Notes the Issuer is offering and certain other matters relating to the Issuer. The second part, the accompanying prospectus, gives more general information about debt securities that the Issuer may offer from time to time, some of which may not apply to the Notes the Issuer is offering. The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Information Incorporated by Reference.” You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
We have not, and the underwriters have not, authorized any dealer, salesman or other person to provide you with any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement or the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Notes offered hereby, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.
Except as otherwise provided herein, as used in this prospectus supplement, the term “Issuer” refers to AbbVie Inc., a Delaware corporation, and not to any of its subsidiaries; and “AbbVie,” “we,” “us,” and “our” refer to AbbVie Inc. and its consolidated subsidiaries.

SUMMARY
The following summary highlights information contained elsewhere in this prospectus supplement and the documents we incorporate by reference and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the following summary together with the entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus, and our consolidated financial statements and notes to those statements, before making an investment decision.
Company Overview
AbbVie is a global, diversified research-based biopharmaceutical company positioned for success with a comprehensive product portfolio that has leadership positions across immunology, neuroscience, oncology and aesthetics. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases.
AbbVie’s products are generally sold worldwide directly to wholesalers, distributors, government agencies, health care facilities, specialty pharmacies, and independent retailers from AbbVie-owned distribution centers and public warehouses. Certain products (including aesthetic products and devices) are also sold directly to physicians and other licensed healthcare providers. In the United States, AbbVie distributes pharmaceutical products principally through independent wholesale distributors, with some sales directly to retailers, pharmacies, patients, or other customers. Outside the United States, AbbVie sells products primarily to wholesalers or through distributors, and depending on the market works through largely centralized national payer systems to agree on reimbursement terms. Certain products are co-marketed or co-promoted with other companies. AbbVie operates as a single global business segment.
Pending Acquisition of Apogee
On June 18, 2026, the Issuer entered into a definitive agreement (the “Acquisition Agreement”) to acquire Apogee Therapeutics, Inc. (“Apogee”). Apogee is a clinical-stage biotechnology company advancing novel biologics with potential for differentiated efficacy and dosing for the treatment of atopic dermatitis, asthma and other inflammatory conditions. Under the terms of the agreement, AbbVie is expected to acquire all outstanding shares of Apogee for $135.11 per share in cash, for a total equity value of approximately $10.9 billion.
AbbVie expects that the Specified Acquisition will be completed in the third quarter of 2026, subject to receipt of regulatory approvals and the satisfaction or waiver of other customary closing conditions, including Apogee shareholder approval. There can be no assurance that the conditions to the Specified Acquisition will be satisfied or that the parties will be able to consummate the Specified Acquisition on a timely basis or at all. The completion of this offering of the Notes is not contingent on the consummation of the Specified Acquisition, nor is the Specified Acquisition contingent on this offering.
364-Day Delayed Draw Term Loan
On July 10, 2026, the Issuer entered into a new 364-day senior unsecured delayed draw term loan facility (the “364-Day Delayed Draw Term Loan Facility”) with Morgan Stanley Senior Funding, Inc., as administrative agent, and certain other financial institutions, as lenders, pursuant to which such financial institutions agreed to provide, subject to the satisfaction of customary closing conditions, up to $10.0 billion of senior unsecured term loans for the purpose of financing a portion of the Issuer’s cash payment obligations in connection with the Specified Acquisition and related fees, expenses, and other amounts in connection therewith. As of the date hereof, there are no outstanding borrowings under the 364-Day Delayed Draw Term Loan Facility. The net proceeds from the issuance of the Notes offered hereby will reduce commitments under the 364-Day Delayed Draw Term Loan Facility.

Our Corporate Information
The Issuer was incorporated in Delaware on April 10, 2012. On January 1, 2013, the Issuer became an independent, publicly traded company as a result of the distribution by Abbott Laboratories (“Abbott”) of 100% of the outstanding common stock of the Issuer to Abbott’s shareholders. The Issuer’s common stock began trading “regular-way” under the ticker symbol “ABBV” on the New York Stock Exchange on January 2, 2013.
AbbVie also maintains an internet site at www.abbvie.com. AbbVie’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.
The address of AbbVie’s principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064. AbbVie’s telephone number is (847) 932-7900.

The Offering
The summary below describes the principal terms of the Notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the Notes.
Issuer
AbbVie Inc.
Securities Offered
Mandatorily Redeemable Notes
$500,000,000 aggregate principal amount of Floating Rate Notes.
$1,000,000,000 aggregate principal amount of 2028 Notes.
$1,250,000,000 aggregate principal amount of 2030 Notes.
$1,500,000,000 aggregate principal amount of 2031 Notes.
$1,250,000,000 aggregate principal amount of 2033 Notes.
$1,500,000,000 aggregate principal amount of 2036 Notes.
$1,000,000,000 aggregate principal amount of 2038 Notes.
Long-Term Notes
$1,500,000,000 aggregate principal amount of 2056 Notes.
$500,000,000 aggregate principal amount of 2066 Notes.
Interest Rate on Fixed Rate Notes
4.500% per year for the 2028 Notes.
4.650% per year for the 2030 Notes.
4.875% per year for the 2031 Notes.
5.050% per year for the 2033 Notes.
5.300% per year for the 2036 Notes.
5.450% per year for the 2038 Notes.
6.000% per year for the 2056 Notes.
6.100% per year for the 2066 Notes.
Interest Rate on Floating Rate Notes
A floating rate equal to a benchmark rate, which will initially be Compounded SOFR (as defined herein), plus a spread of 0.420% per year. See “Description of Notes—Interest Rate on Floating Rate Notes—Compounded SOFR.”
Interest Payment Dates
February 18, May 18, August 18, and November 18 of each year, commencing November 18, 2026 for the Floating Rate Notes.
February 18 and August 18 of each year, commencing February 18, 2027 for the 2028 Notes.
March 15 and September 15 of each year, commencing March 15, 2027 for the Fixed Rate Notes (other than the 2028 Notes).

Maturity Dates
August 18, 2028 for the Floating Rate Notes.
August 18, 2028 for the 2028 Notes.
March 15, 2030 for the 2030 Notes.
September 15, 2031 for the 2031 Notes.
September 15, 2033 for the 2033 Notes.
September 15, 2036 for the 2036 Notes.
September 15, 2038 for the 2038 Notes.
September 15, 2056 for the 2056 Notes.
September 15, 2066 for the 2066 Notes.
Optional Redemption
We may redeem the Fixed Rate Notes of any series at our option, in whole or in part, at any time and from time to time at the applicable redemption price set forth under the caption “Description of Notes—Optional Redemption.”
The Floating Rate Notes may not be redeemed prior to maturity (other than pursuant to a Special Mandatory Redemption, as described under the caption “Description of Notes—Special Mandatory Redemption”).
Special Mandatory
Redemption
This offering is not conditioned upon the consummation of the Specified Acquisition by the Issuer or any of its subsidiaries; however, if the Issuer publicly announces that the Acquisition Agreement has been terminated prior to the consummation of the Specified Acquisition, or otherwise notifies the Trustee in writing that it will not pursue the consummation of the Specified Acquisition, the Issuer will be required to redeem the Mandatorily Redeemable Notes then outstanding at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Long-Term Notes will not be subject to any Special Mandatory Redemption. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the Notes. See “Description of Notes—Special Mandatory Redemption.”
Ranking
The Notes will be the Issuer’s unsecured, unsubordinated obligations, and will:
•
rank equally in right of payment with all of the Issuer’s existing and future unsecured, unsubordinated indebtedness, liabilities, and other obligations;

•
rank senior in right of payment to all of the Issuer’s future indebtedness that is subordinated to the Notes;

•
be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated in right of payment to all existing and future indebtedness, liabilities, and other obligations of the Issuer’s subsidiaries.

Use of Proceeds
The Issuer expects the net proceeds to it from this offering will be approximately $9.93 billion (after deducting underwriting discounts and its estimated offering expenses). The Issuer intends to use the net proceeds from the sale of the Notes (i) to fund a portion of its cash payment obligations in connection with the Specified Acquisition, and to pay fees, expenses, and other amounts in connection therewith, and (ii) for other general corporate purposes, which may include the repayment or repurchase of outstanding debt.
Certain Covenants
The indenture governing the Notes includes covenants that, among other things, limit the ability of the Issuer and its subsidiaries to create or permit to exist mortgages with respect to their principal domestic properties and certain other assets and to enter into sale and leaseback transactions with respect to such principal domestic properties, and limit the Issuer’s ability to consolidate with or merge into any other entity or convey, transfer, or lease the Issuer’s properties and assets substantially as an entirety. These covenants are subject to a number of important qualifications and limitations. See “Description of Notes.”
Trustee
U.S. Bank Trust Company, National Association (in its capacity as trustee, the “Trustee”).
Additional Notes
The Issuer may “re-open” each series of Notes and issue an unlimited principal amount of additional Notes of that series in the future without the consent of the holders.
Form and Denominations
The Notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company (“DTC”). Investors may elect to hold interests in the Notes through DTC, Clearstream Banking, S.A. or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors” and the other information in this prospectus supplement and the documents incorporated herein by reference in deciding whether to purchase the Notes.
No Public Market
The Notes are new issues of securities with no established trading markets. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. Certain of the underwriters have advised us that they intend to make markets in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time without notice at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors.
Governing Law
The State of New York.

RISK FACTORS
You should carefully consider the following risk factors, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only risks that we face in our business and/or in connection with this offering. Our business, financial condition and results of operations and/or the Notes offered hereby could also be affected by additional factors that are not presently known to us or that we currently do not consider to be material. In this section, when we refer to the applicability of the Secured Overnight Financing Rate to the Floating Rate Notes, we mean the Floating Rate Notes at any time when the interest rate on the Floating Rate Notes is or will be determined based on the Secured Overnight Financing Rate, including Compounded SOFR, and when we refer to the “benchmark transition provisions” and certain defined terms in those provisions, we mean the benchmark transition provisions and defined terms that are described under “Description of Notes—Interest Rate on Floating Rate Notes—Effect of Benchmark Transition Event.”
Risks Relating to Our Business
For a discussion of the risks related to our business, you should carefully consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A. Risk Factors” in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, all of which are incorporated by reference into this prospectus supplement. See “Where to Obtain More Information.”
Risks Related to this Offering
In addition to indebtedness that will be issued in this offering, the Issuer has significant outstanding unused borrowing capacity and significant outstanding debt and may incur additional debt in the future. The terms of such indebtedness could restrict the activities of AbbVie.
As of June 30, 2026, AbbVie had $68.4 billion aggregate principal amount (calculated based on exchange rates in effect as of June 30, 2026) of outstanding unsecured senior notes (the “Existing Notes”). The Existing Notes are unsecured, unsubordinated obligations of the Issuer and rank equally in right of payment with all of the Issuer’s existing and future unsecured, unsubordinated indebtedness, liabilities, and other obligations. The Issuer may redeem the Existing Notes prior to maturity at redemption prices specified therein, in accordance with their respective terms.
In July 2026, the Issuer entered into a $10.0 billion 364-day delayed draw term loan facility (the “364-Day Delayed Draw Term Loan Facility”) that matures 364 days following the funding of term loans thereunder, proceeds from which may be used to finance a portion of the Issuer’s cash payment obligations in connection with the Specified Acquisition and related fees, expenses, and other amounts in connection therewith. The Issuer also has a $3.0 billion five-year revolving credit facility that matures in January 2030 (the “2030 Revolving Credit Facility”), which it entered into in January 2025, a $5.0 billion five-year revolving credit facility that matures in March 2028 (the “2028 Revolving Credit Facility” and, together with the 2030 Revolving Credit Facility, the “Revolving Credit Facilities”), which it entered into in March 2023, and a $2.0 billion fixed-rate term loan facility that matures in April 2027 (the “Term Loan Facility” and, together with the 364-Day Delayed Draw Term Loan Facility and the Revolving Credit Facilities, the “credit facilities”), which it entered into in October 2024. There are currently no amounts outstanding under the 364-Day Delayed Draw Term Loan Facility, no amounts outstanding under the Revolving Credit Facilities, and $2.0 billion aggregate principal amount of loans outstanding under the Term Loan Facility. The credit facilities impose restrictions on the Issuer and its subsidiaries, including certain restrictions on their ability to incur liens on their assets. In addition, these credit facilities require the Issuer to maintain compliance with a financial covenant. The Issuer’s ability to comply with these restrictions and covenants may be affected by events beyond its control. If the Issuer breaches any of these restrictions or covenants and does not obtain a waiver from the lenders under the applicable credit facility, then, subject to applicable cure periods, any outstanding indebtedness under such credit facility could be declared immediately due and payable. AbbVie may also incur significantly more debt in the future.

The Issuer has limited direct operations and depends on dividends and other distributions from its subsidiaries.
The Issuer has limited direct operations. The Issuer’s principal assets are the equity interests that the Issuer holds in its subsidiaries. As a result, the Issuer depends on dividends and other distributions from its subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on its outstanding indebtedness. The Issuer’s subsidiaries are legally distinct from the Issuer and have no obligation to pay amounts due on the Issuer’s indebtedness or to make funds available for such payment. In addition, the Issuer’s subsidiaries will be permitted under the terms of the indenture governing the Notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to the Issuer. The Issuer cannot assure you that the agreements governing the current and future indebtedness of its subsidiaries will permit such subsidiaries to provide it with sufficient dividends, distributions or loans to fund payments on the Notes when due.
An increase in interest rates could result in a decrease in the market values of the Fixed Rate Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the Fixed Rate Notes and market interest rates increase, the market values of your Fixed Rate Notes may decline. The Issuer cannot predict the future level of market interest rates.
Changes in the Issuer’s credit ratings may adversely affect the values of the Notes and the Issuer’s credit ratings may not reflect all risks of your investment in the Notes.
Any ratings assigned to the Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in the Issuer’s credit ratings, including any announcement that the Issuer’s ratings are under further review for a downgrade, could affect the market values of the Notes.
Any credit ratings assigned or that will be assigned to the Notes are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.
Agency credit ratings are not a recommendation to buy, sell, or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in the Issuer’s credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market values of the Notes and increase the Issuer’s corporate borrowing costs.
The indenture governing the Notes will not restrict the amount of additional debt that AbbVie may incur.
The Notes and the indenture under which the Notes will be issued do not place any limitation on the amount of debt that AbbVie may incur (other than certain limited restrictions on the incurrence of certain secured debt). AbbVie’s incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for the Issuer to satisfy its obligations with respect to the Notes, a loss in the market values of the Notes and a risk that any credit rating of the Notes is lowered or withdrawn. In addition, the Issuer is not restricted under the indenture governing the Notes from paying dividends or issuing or repurchasing its securities.
There are no financial covenants in the indenture governing the Notes. Except for the covenants described under “Description of Notes—Certain Covenants of AbbVie” and “Description of Notes—Consolidation, Merger and Sale of Assets,” there are no covenants or any other provisions in the indenture under which the Notes will be issued which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of the Issuer.

If the Issuer is required to redeem the Mandatorily Redeemable Notes in connection with a Special Mandatory Redemption, holders of the Mandatorily Redeemable Notes may not obtain their expected return on such Mandatorily Redeemable Notes.
This offering is not conditioned upon the consummation of the Specified Acquisition by the Issuer or any of its subsidiaries; however, if the Issuer publicly announces that the Acquisition Agreement has been terminated prior to the consummation of the Specified Acquisition, or otherwise notifies the Trustee in writing that it will not pursue the consummation of the Specified Acquisition, the Issuer will be required to redeem the Mandatorily Redeemable Notes then outstanding at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date (a “Special Mandatory Redemption”). The Long-Term Notes will not be subject to any Special Mandatory Redemption. AbbVie’s ability to consummate the Specified Acquisition is subject to various closing conditions, including regulatory approvals and other matters over which we have limited or no control. If AbbVie is required to redeem the Mandatorily Redeemable Notes, holders of such Mandatorily Redeemable Notes may not obtain their expected return on such Mandatorily Redeemable Notes and may not be able to reinvest the proceeds from a Special Mandatory Redemption in an investment that results in a comparable return. Holders of the Mandatorily Redeemable Notes will have no right to opt out of the Special Mandatory Redemption provisions of such Notes.
Further, holders of the Mandatorily Redeemable Notes will have no rights under the Special Mandatory Redemption provisions of such Notes unless a Special Mandatory Redemption is triggered in the manner described above, nor will such holders have any right to require the Issuer to redeem the Mandatorily Redeemable Notes if, between the closing of the Notes offering and the closing of the Specified Acquisition, we experience any changes in our business or financial condition or if the terms of the Specified Acquisition change.
AbbVie may not have or be able to obtain all the funds necessary to redeem the Mandatorily Redeemable Notes and may be unable to redeem the Mandatorily Redeemable Notes in the event of a Special Mandatory Redemption.
The Issuer is not obligated to place the proceeds of this offering of Notes in escrow prior to the closing of the Specified Acquisition or to provide a security interest in such proceeds, and there are no other restrictions on our use of such proceeds during such time. Accordingly, the Issuer will need to fund any Special Mandatory Redemption using proceeds that it has voluntarily retained or from other sources of liquidity. As a result, in the event of a Special Mandatory Redemption, the Issuer may not have sufficient funds to redeem the Mandatorily Redeemable Notes. This could be the case, for example, if the Issuer or any of its subsidiaries commence a bankruptcy or reorganization case, or such a case is commenced against the Issuer or one of its subsidiaries before we redeem the Mandatorily Redeemable Notes.
There are currently no markets for the Notes, and active trading markets may not develop for the Notes.
The Notes will constitute new issues of securities for which there are no established public markets. The Issuer does not expect to have the Notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. Certain of the underwriters have advised the Issuer that they expect to make a market for each series of the Notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market for any series of the Notes, and they may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading markets in the Notes and the market prices quoted for the Notes may be adversely affected by changes in the overall market for securities and by changes in AbbVie’s financial performance or prospects or changes in the financial performance or prospects of companies in AbbVie’s industry. Active trading markets for the Notes may not develop or be sustained and there can be no assurance as to the liquidity of any markets that do develop. You may not be able to sell your Notes at a particular time, and the price that you receive when you sell may not be favorable.
The Issuer has broad discretion to determine that a property is not a principal domestic property and therefore not subject to certain covenants in the indenture governing the Notes.
The indenture governing the Notes includes covenants that, among other things, limit the ability of the Issuer and its subsidiaries to create or permit to exist mortgages with respect to their principal domestic properties and certain other assets, and to enter into sale and leaseback transactions with respect to such principal domestic properties. The indenture governing the Notes provides that a principal domestic property means any building, structure, or other facility, together with the land on which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing, or distribution and located in the United States (excluding its territories and possessions and Puerto Rico), owned or leased by the Issuer or any of its domestic subsidiaries and having a net book value which, on the date the determination as to whether a property is a principal domestic property is being made, exceeds 2% of the consolidated net assets of the Issuer, other than any such building, structure, or other facility or a portion thereof (i) which is an air or water pollution control facility financed by state or local governmental obligations or (ii) which the chairman of the board, chief executive officer, an executive vice president, a senior vice president, or a vice president of the Issuer, and the chief financial officer, treasurer or an assistant treasurer of the Issuer, determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by the Issuer and its subsidiaries as a whole. Although it has not yet done so, under the terms of the indenture governing the Notes, the chairman of the board of the Issuer or any of the Issuer’s executive officers listed above may determine from time to time that a property owned by the Issuer or a subsidiary thereof is not a principal domestic property and therefore such property is not subject to the covenants in the indenture governing the Notes. As of the date of this prospectus supplement, neither the Issuer, nor any of its subsidiaries, has any property that constitutes a principal domestic property under the indenture governing the Notes.
The Notes will not be guaranteed by any of the Issuer’s subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees, and other liabilities of the Issuer’s subsidiaries.
The Notes will be obligations exclusively of the Issuer and will not be guaranteed by any of the Issuer’s subsidiaries. As a result, the Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees, and other liabilities, including trade payables, of the Issuer’s subsidiaries. The indenture governing the Notes does not restrict the Issuer or its subsidiaries from incurring substantial additional indebtedness in the future.
As of June 30, 2026, on a pro forma basis, giving effect to the issuance and sale of the Notes, the Issuer would have had approximately $80.4 billion of outstanding indebtedness. In addition, the Issuer has unused borrowing capacity of up to $8.0 billion under the Revolving Credit Facilities. The Issuer’s subsidiaries are separate and distinct legal entities from the Issuer and such subsidiaries have no obligation to pay any amounts due on the Notes or to provide the Issuer with funds to meet the payment obligations on the Notes. Any payment of dividends, loans, or advances by the Issuer’s subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations.
The Issuer’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and the rights of the holders of the Notes, will be structurally subordinated to all existing and future indebtedness of such subsidiaries and other liabilities of such subsidiaries.
The Notes are subject to prior claims of secured creditors.
The Notes will be unsecured, unsubordinated obligations of the Issuer, and will rank equally in right of payment with all of the Issuer’s existing and future unsecured, unsubordinated indebtedness, liabilities, and other obligations, and will be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. As of June 30, 2026, the Issuer did not have any significant secured debt outstanding. However, each of the indenture governing the Notes and the agreements governing the Issuer’s credit facilities permits the Issuer and its subsidiaries to incur secured debt under certain circumstances, and the amounts could be substantial. If the Issuer incurs any debt secured by its assets or the assets of its subsidiaries, these assets could be subject to the claims of secured creditors that are prior to your claim as a holder of Notes.
In the event of a bankruptcy, liquidation, or similar proceeding, the pledged assets of the Issuer would be available to satisfy obligations in respect of the secured debt before any payment could be made on the Notes. As a result, the Notes will be effectively subordinated to any secured debt that the Issuer may have to the extent of the value of the assets securing such debt. To the extent that such pledged assets cannot satisfy such secured debt, the holders of such debt would have a claim for any shortfall that would rank equally in right of payment with the Notes.
The Issuer may choose to redeem the Fixed Rate Notes of any series prior to maturity.
The Issuer may redeem some or all of the Fixed Rate Notes of any series at any time. See “Description of Notes—Optional Redemption.” Although the Fixed Rate Notes contain provisions designed to compensate you for the lost value of such Notes if the Issuer redeems some or all of such Notes prior to maturity, they are only an approximation of this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Fixed Rate Notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any such redemption of Fixed Rate Notes.
Risks Relating to the Floating Rate Notes
The future performance of SOFR cannot be predicted based on historical performance.
Publication of SOFR began in April 2018. The future performance of SOFR (as defined herein) cannot be predicted based on the limited historical performance. Levels of SOFR going forward may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. There can be no assurance that SOFR will be positive. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
The interest rate on the Floating Rate Notes is based on a Compounded SOFR rate and the SOFR Index.
For each Floating Rate Notes interest period, the interest rate on the Floating Rate Notes is based on Compounded SOFR, which is calculated using the SOFR Index (as defined herein) published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes—Interest Rate on Floating Rate Notes—Compounded SOFR,” not the SOFR rate published on or in respect of a particular date during such Floating Rate Notes interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on the Floating Rate Notes during any Floating Rate Notes interest period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during a Floating Rate Notes interest period is negative, its contribution to the SOFR Index will be negative, resulting in a reduction to Compounded SOFR used to calculate the interest payable on the Floating Rate Notes on the Floating Rate Notes interest payment date for such Floating Rate Notes interest period.
Compounded SOFR with respect to a particular Floating Rate Notes interest period will only be capable of being determined near the end of the relevant Floating Rate Notes interest period.
The level of Compounded SOFR applicable to a particular Floating Rate Notes interest period and, therefore, the amount of interest payable with respect to such Floating Rate Notes interest period will be determined on the Interest Payment Determination Date (as defined herein) for such Floating Rate Notes interest period. Because each such date is near the end of such Floating Rate Notes interest period, you will not know the amount of interest payable with respect to a particular Floating Rate Notes interest period until shortly prior to the related Floating Rate Notes interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Floating Rate Notes interest payment date. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.
SOFR or the SOFR Index may be modified or discontinued and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Floating Rate Notes.
The SOFR Index is published by the Federal Reserve Bank of New York based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes, which may adversely affect the trading prices of the Floating Rate Notes. The Federal Reserve Bank of New York may withdraw, modify, amend, suspend or discontinue the publication of the SOFR Index or SOFR data in its sole discretion and without notice (in which case a fallback method of determining the interest rate on the Floating Rate Notes as further described under “Description of Notes—Interest Rate on Floating Rate Notes—Compounded SOFR” will apply) and has no obligation to consider the interests of holders of the Floating Rate Notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR or the SOFR Index. The interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the Federal Reserve Bank of New York may publish after the interest rate for that interest period has been determined.
If the Issuer or its Designee (as defined herein) determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) have occurred in respect of the SOFR Index, then the interest rate on the Floating Rate Notes will no longer be determined by reference to the SOFR Index, but instead will be determined by reference to a different rate, which will be a different rate plus a spread adjustment, which the Issuer refers to as a “Benchmark Replacement,” as further described under “Description of Notes—Interest Rate on Floating Rate Notes—Effect of Benchmark Transition Event.”
The Issuer or an affiliate of the Issuer will or could have authority to make determinations, decisions and elections that could affect the return on, value of and market for the Floating Rate Notes.
Under the terms of the Floating Rate Notes, the Issuer is authorized to make certain determinations, decisions and elections with respect to the interest rate on the Floating Rate Notes. The Issuer will make any such determination, decision or election in its sole discretion, and any such determination, decision or election that it makes could affect the amount of interest payable on the Floating Rate Notes. For example, if the Issuer determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Floating Rate Notes, then the Issuer will determine, among other things, the Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes (each as defined herein). Furthermore, the Issuer is authorized to appoint a designee (which may be one of its affiliates) to make certain of the determinations, decisions and elections that the Issuer is authorized to make under the terms of the Floating Rate Notes, including any determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, and the related determinations of the Benchmark Replacement and Benchmark Replacement Adjustment. Any exercise of discretion by the Issuer, or by one of its affiliates acting as the Issuer’s designee, under the terms of the Floating Rate Notes could present a conflict of interest. In addition, the Issuer or an affiliate of the Issuer may assume the duties of calculation agent for the Floating Rate Notes. In making any required determinations, decisions and elections under the terms of the Floating Rate Notes, the Issuer or any affiliate acting as its designee, including if the Issuer or an affiliate is acting as calculation agent, may have economic interests that are adverse to the interest of the holders of those Notes, and those determinations, decisions or elections could have a material adverse effect on the return on, value of and market for those Notes. All determinations, decisions or elections by the Issuer, or by one of its affiliates acting as its designee, including those made by the Issuer or by its affiliate acting as calculation agent, will be conclusive and binding absent manifest error.

USE OF PROCEEDS
The Issuer expects the net proceeds to it from this offering will be approximately $9.93 billion (after deducting underwriting discounts and its estimated offering expenses). The Issuer intends to use the net proceeds from the sale of the Notes (i) to fund a portion of its cash payment obligations in connection with the Specified Acquisition, and to pay fees, expenses, and other amounts in connection therewith and (ii) for other general corporate purposes, which may include the repayment or repurchase of outstanding debt.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2026, on an actual basis and as adjusted to give effect to the issuance and sale of the Notes.
Actual amounts set forth in the table are subject to adjustments and may differ at the time of issuance of the Notes depending on several factors, including changes in the actual amount of fees and expenses related to the proposed transactions and the outstanding amount of indebtedness at that time.
You should read this table in conjunction with the “Use of Proceeds” section and the consolidated financial statements and accompanying notes thereto and other financial information, which are incorporated by reference into this prospectus supplement.
	As of June 30, 2026
(dollars in millions)	Actual	As Adjusted
Cash and equivalents	$6,569	$16,495
Total debt and lease obligations:
Commercial paper	—	—
Revolving credit facility due 2028 (up to $5 billion)	—	—
Revolving credit facility due 2030 (up to $3 billion)	—	—
Term loan facility due 2027	2,000	2,000
2.95% senior notes due 2026	4,000	4,000
0.75% senior euro notes due 2027 (€750 principal)(a)	854	854
4.80% senior notes due 2027	2,250	2,250
Senior floating rate notes due 2028	750	750
3.775% senior notes due 2028	1,500	1,500
4.25% senior notes due 2028	1,750	1,750
4.65% senior notes due 2028	1,250	1,250
2.125% senior euro notes due 2028 (€750 principal)(a)	854	854
2.625% senior euro notes due 2028 (€500 principal)(a)	569	569
3.20% senior notes due 2029	5,500	5,500
2.125% senior euro notes due 2029 (€550 principal)(a)	626	626
4.80% senior notes due 2029	2,500	2,500
4.875% senior notes due 2030	1,000	1,000
1.25% senior euro notes due 2031 (€650 principal)(a)	741	741
4.125% senior notes due 2031	1,250	1,250
4.95% senior notes due 2031	2,000	2,000
4.40% senior notes due 2033	1,250	1,250
5.05% senior notes due 2034	3,000	3,000
4.50% senior notes due 2035	2,500	2,500
4.55% senior notes due 2035	1,789	1,789
5.20% senior notes due 2035	1,000	1,000
4.75% senior notes due 2036	1,500	1,500
4.30% senior notes due 2036	1,000	1,000
4.05% senior notes due 2039	4,000	4,000
4.40% senior notes due 2042	2,600	2,600
4.625% senior notes due 2042	457	457
4.85% senior notes due 2044	1,074	1,074

	As of June 30, 2026
(dollars in millions)	Actual	As Adjusted
5.35% senior notes due 2044	750	750
4.70% senior notes due 2045	2,700	2,700
4.75% senior notes due 2045	881	881
4.45% senior notes due 2046	2,000	2,000
4.875% senior notes due 2048	1,750	1,750
4.25% senior notes due 2049	5,750	5,750
5.40% senior notes due 2054	3,000	3,000
5.60% senior notes due 2055	750	750
5.55% senior notes due 2056	1,250	1,250
5.50% senior notes due 2064	1,500	1,500
5.65% senior notes due 2066	500	500
Notes offered hereby:
Senior floating rate notes due 2028	—	500
4.50% senior notes due 2028	—	1,000
4.65% senior notes due 2030	—	1,250
4.875% senior notes due 2031	—	1,500
5.05% senior notes due 2033	—	1,250
5.30% senior notes due 2036	—	1,500
5.45% senior notes due 2038	—	1,000
6.00% senior notes due 2056	—	1,500
6.10% senior notes due 2066	—	500
Fair value hedges(b)	(83)	(83)
Unamortized bond discounts(b)	(124)	(124)
Unamortized deferred financing costs(b)	(285)	(285)
Unamortized bond premiums(b)	478	478
Other(b)	441	441
Stockholders’ equity (deficit)	(5,935)	(5,935)
Total capitalization	$64,887	$74,887

(a)
Based on a U.S. dollar to Euro exchange rate as of June 30, 2026.

(b)
Excludes the impact of the Notes offered hereby.

DESCRIPTION OF NOTES
The Notes will be issued under an indenture, dated as of November 8, 2012 (the “indenture”), between AbbVie and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by one or more supplemental indentures relating to the Notes. The following description of the terms of the Notes supplements and, to the extent it is inconsistent therewith, replaces, the description of the general terms of debt securities set forth in the accompanying prospectus, to which description reference is hereby made. The following summary of certain provisions of the indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture and the Notes, including the definitions of certain terms therein and those terms made part thereof by the Trust Indenture Act of 1939 (the “Trust Indenture Act”), as amended. In this description, all references to “AbbVie,” “we,” “our,” and “us” mean AbbVie Inc. only.
General
Mandatorily Redeemable Notes
AbbVie is issuing $500,000,000 aggregate principal amount of Floating Rate Notes (the “Floating Rate Notes”). The Floating Rate Notes will mature on August 18, 2028. The Floating Rate Notes will bear interest at a floating rate per annum equal to Compounded SOFR plus a spread of 0.420%.
AbbVie is issuing $1,000,000,000 aggregate principal amount of 2028 Notes (the “2028 Notes”). The 2028 Notes will mature on August 18, 2028. Interest on the 2028 Notes will accrue at the rate of 4.500% per annum.
AbbVie is issuing $1,250,000,000 aggregate principal amount of 2030 Notes (the “2030 Notes”). The 2030 Notes will mature on March 15, 2030. Interest on the 2030 Notes will accrue at the rate of 4.650% per annum.
AbbVie is issuing $1,500,000,000 aggregate principal amount of 2031 Notes (the “2031 Notes”). The 2031 Notes will mature on September 15, 2031. Interest on the 2031 Notes will accrue at the rate of 4.875% per annum.
AbbVie is issuing $1,250,000,000 aggregate principal amount of 2033 Notes (the “2033 Notes”). The 2033 Notes will mature on September 15, 2033. Interest on the 2033 Notes will accrue at the rate of 5.050% per annum.
AbbVie is issuing $1,500,000,000 aggregate principal amount of 2036 Notes (the “2036 Notes”). The 2036 Notes will mature on September 15, 2036. Interest on the 2036 Notes will accrue at the rate of 5.300% per annum.
AbbVie is issuing $1,000,000,000 aggregate principal amount of 2038 Notes (the “2038 Notes”). The 2038 Notes will mature on September 15, 2038. Interest on the 2038 Notes will accrue at the rate of 5.450% per annum.
Long-Term Notes
AbbVie is issuing $1,500,000,000 aggregate principal amount of 2056 Notes (the “2056 Notes”). The 2056 Notes will mature on September 15, 2056. Interest on the 2056 Notes will accrue at the rate of 6.000% per annum.
AbbVie is issuing $500,000,000 aggregate principal amount of 2066 Notes (the “2066 Notes” and, together with the 2028 Notes, the 2030 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2038 Notes and the 2056 Notes, the “Fixed Rate Notes”). The 2066 Notes will mature on September 15, 2066. Interest on the 2066 Notes will accrue at the rate of 6.100% per annum.
The Notes will be issued in fully registered form and shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
In the future, AbbVie may, without the consent of the holders, increase the principal amount of any series of Notes offered hereby. The Notes of each series and any additional Notes of such series subsequently issued under the indenture will be treated as a single series or class for all purposes under the indenture, including, without limitation, waivers, amendments, and redemptions; provided that, if any such additional Notes are not fungible with the existing Notes for United States federal income tax purposes, such additional Notes will have a separate CUSIP number.
The indenture limits neither the amount of debt that AbbVie may issue under the indenture, nor the amount of other debt or securities that AbbVie or any of its subsidiaries may issue. AbbVie may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions contained in the indenture on secured debt and sale/leaseback transactions described below under “—Certain Covenants of AbbVie” and the restrictions described below under “—Consolidation, Merger and Sale of Assets,” the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event AbbVie participates in a highly leveraged transaction. In addition, the indenture does not limit AbbVie’s ability to guarantee any indebtedness of its subsidiaries or any other person.
We may redeem the Fixed Rate Notes of any series at our option, in whole or in part, at any time and from time to time, at the applicable redemption price set forth under the caption “Description of Notes—Optional Redemption”. The Floating Rate Notes may not be redeemed prior to maturity (other than pursuant to a Special Mandatory Redemption, as described under the caption “Description of Notes—Special Mandatory Redemption”).
We may be required to redeem the Floating Rate Notes, the 2028 Notes, the 2030 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes or the 2038 Notes (the “Mandatorily Redeemable Notes”) on or prior to the Special Mandatory Redemption Date (as defined herein) at the redemption price described under “Description of Notes—Special Mandatory Redemption” below. The 2056 Notes and the 2066 Notes (the “Long-Term Notes”) will not be subject to any Special Mandatory Redemption.
Interest on the 2028 Notes will be payable semi-annually in arrears on February 18 and August 18 of each year, commencing February 18, 2027, interest on each series of Fixed Rate Notes (other than the 2028 Notes) will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2027, and interest on the Floating Rate Notes will be payable quarterly in arrears on February 18, May 18, August 18, and November 18 of each year, commencing November 18, 2026, in each case, to the persons in whose names such Notes are registered at the close of business on the date that is 15 calendar days prior to the relevant interest payment date (whether or not a business day). Interest on the Fixed Rate Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Floating Rate Notes will be paid on the basis of the actual number of days in an interest period and a 360-day year.
In any case where any interest or other payment date of any Note is not a business day at the applicable place of payment, then payment of interest or principal (and premium, if any) need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on the applicable interest or other payment date, provided that no interest shall accrue for the period from and after such interest or other payment date.
Interest Rate on Fixed Rate Notes
The interest rate on the 2028 Notes is 4.500% per year, computed on the basis of a 360-day year of twelve 30-day months.
The interest rate on the 2030 Notes is 4.650% per year, computed on the basis of a 360-day year of twelve 30-day months.
The interest rate on the 2031 Notes is 4.875% per year, computed on the basis of a 360-day year of twelve 30-day months.
The interest rate on the 2033 Notes is 5.050% per year, computed on the basis of a 360-day year of twelve 30-day months.
The interest rate on the 2036 Notes is 5.300% per year, computed on the basis of a 360-day year of twelve 30-day months.

The interest rate on the 2038 Notes is 5.450% per year, computed on the basis of a 360-day year of twelve 30-day months.
The interest rate on the 2056 Notes is 6.000% per year, computed on the basis of a 360-day year of twelve 30-day months.
The interest rate on the 2066 Notes is 6.100% per year, computed on the basis of a 360-day year of twelve 30-day months.
Interest Rate on Floating Rate Notes
The Floating Rate Notes will bear interest for each interest period at a rate determined by the Calculation Agent (as defined herein), except as set forth below. The calculation agent will be U.S. Bank Trust Company, National Association until such time as we appoint a successor calculation agent (the “Calculation Agent”). The interest rate on the Floating Rate Notes for a particular interest period (as defined below) will be an annual rate equal to a benchmark rate, which will initially be Compounded SOFR, determined as described below, plus a spread of 0.420% per year (the “spread”), computed on the basis of the actual number of days in an interest period and a 360-day year. In no event will the interest rate on the Floating Rate Notes be higher than the maximum rate permitted by New York law, as the same may be modified by U.S. law of general application, or lower than zero. The interest determination date for an interest period will be the date that is two U.S. Government Securities Business Days (as defined below) before the applicable interest payment date. Promptly upon determination, the Calculation Agent will inform the Trustee, and us or, in certain circumstances described below, we or our designee (which may be an independent financial advisor or such other designee of ours (any of such entities, a “Designee”)) will inform the Trustee, of the interest rate for such interest period. Absent manifest error, the determination of the interest rate by the Calculation Agent or, in certain circumstances described below, by us or our Designee, shall be binding and conclusive on the holders of the Floating Rate Notes, the Trustee and us. For the avoidance of doubt, in no event shall the Calculation Agent, Trustee, or paying agent be the Designee.
None of the Trustee, the paying agent or the Calculation Agent shall be under any obligation to (i) monitor, determine or verify the unavailability or cessation of Compounded SOFR (or any other benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, the paying agent and the Calculation Agent shall be entitled to conclusively rely on any determinations made by AbbVie or its Designee without independent investigation, and none will have any liability for actions taken at the direction of AbbVie.
Any determination, decision or election that may be made by AbbVie or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in AbbVie or its Designee’s sole discretion and, notwithstanding anything to the contrary in the transaction documents, will become effective without consent from any other party. None of the Trustee, the paying agent or the Calculation Agent will have any responsibility or liability for any determination made by or on behalf of AbbVie or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.
None of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for AbbVie’s actions or omissions or for those of its Designee, or for any failure or delay in the performance by AbbVie or its Designee, nor shall any of the Trustee, the paying agent or the Calculation Agent be under any obligation to oversee or monitor AbbVie’s performance or that of the Designee.
The term “interest period,” with respect to the Floating Rate Notes, means the period from, and including, the most recent interest payment date for the Floating Rate Notes (or, with respect to the initial interest period only, from and including August 18, 2026) to, but excluding, the next succeeding interest payment date for the Floating Rate Notes or, in the case of the last such period, from, and including, the interest payment date for the Floating Rate Notes immediately preceding the maturity date to, but excluding, the maturity date.
Compounded SOFR
The interest rate on the Floating Rate Notes for each interest period will be equal to Compounded SOFR plus the spread. “Compounded SOFR” will be determined by the Calculation Agent in accordance with the following formula (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, e.g., 3.753973% (or .03753973) being rounded down to 3.75397% (or .0375397) and 3.753978% (or .03753978) being rounded up to 3.75398% (or .0375398)):
where:
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and
“dc” is the number of calendar days in the applicable Observation Period.
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)
the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)
if the SOFR Index specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below.

“Interest Payment Determination Date” is the date that is two U.S. Government Securities Business Days before each interest payment date.
“Observation Period” is, in respect of each interest period for the Floating Rate Notes, the period from, and including, the date that is two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the Interest Payment Determination Date for such interest period.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“U.S. Government Securities Business Day” is any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the spread of 0.420% per year.
Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our Designee determines on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth herein will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate for each interest period on the Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the spread.
SOFR Index Unavailability
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Payment Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the website of the Federal Reserve Bank of New York, at https://www.newyorkfed.org/markets/reference-rates/additional-information-about-reference-rates, or any successor source. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-,90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i”, in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the Federal Reserve Bank of New York’s Website.
Effect of Benchmark Transition Event
If AbbVie or our Designee determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of such determination on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, AbbVie (or our Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision or election that may be made by AbbVie (or our Designee) pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or nonoccurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in AbbVie’s (or our Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.
“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by AbbVie (or our Designee) as of the Benchmark Replacement Date:

(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by AbbVie (or our Designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by AbbVie (or our Designee) as of the Benchmark Replacement Date:
(1)
the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by AbbVie (or our Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “interest period” and “Observation Period,” the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors and other administrative matters) that AbbVie (or our Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if AbbVie (or our Designee) decides that adoption of any portion of such market practice is not administratively feasible or if AbbVie (or our Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as AbbVie (or our Designee) determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
a public statement or publication of information by or on behalf of the administrator of the

Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark for the Floating Rate Notes means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our Designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Date Interest Begins to Accrue on Notes
Interest will begin to accrue on the Floating Rate Notes on August 18, 2026.
Interest will begin to accrue on the 2028 Notes on August 18, 2026.
Interest will begin to accrue on the 2030 Notes on August 18, 2026.
Interest will begin to accrue on the 2031 Notes on August 18, 2026.
Interest will begin to accrue on the 2033 Notes on August 18, 2026.
Interest will begin to accrue on the 2036 Notes on August 18, 2026.
Interest will begin to accrue on the 2038 Notes on August 18, 2026.
Interest will begin to accrue on the 2056 Notes on August 18, 2026.
Interest will begin to accrue on the 2066 Notes on August 18, 2026.
Optional Redemption
Prior to the applicable Par Call Date (as defined below), in the case of each series of Fixed Rate Notes other than the 2028 Notes, or, in the case of the 2028 Notes, at any time, we may redeem the Fixed Rate

Notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming such Fixed Rate Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 5 basis points for the 2028 Notes, 10 basis points for the 2030 Notes, 10 basis points for the 2031 Notes, 10 basis points for the 2033 Notes, 15 basis points for the 2036 Notes, 15 basis points for the 2038 Notes, 15 basis points for the 2056 Notes, and 15 basis points for the 2066 Notes less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Fixed Rate Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date, we may redeem the Fixed Rate Notes of any series (other than the 2028 Notes), in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Fixed Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The following terms are relevant to the determination of the redemption price.
“Par Call Date” means:
•
with respect to the 2030 Notes, February 15, 2030 (the date that is one month prior to the maturity date of the 2030 Notes);

•
with respect to the 2031 Notes, August 15, 2031 (the date that is one month prior to the maturity date of the 2031 Notes);

•
with respect to the 2033 Notes, July 15, 2033 (the date that is two months prior to the maturity date of the 2033 Notes);

•
with respect to the 2036 Notes, June 15, 2036 (the date that is three months prior to the maturity date of the 2036 Notes);

•
with respect to the 2038 Notes, June 15, 2038 (the date that is three months prior to the maturity date of the 2038 Notes);

•
with respect to the 2056 Notes, March 15, 2056 (the date that is six months prior to the maturity date of the 2056 Notes); and

•
with respect to the 2066 Notes, March 15, 2066 (the date that is six months prior to the maturity date of the 2066 Notes).

“Treasury Rate” means, with respect to any redemption date for a series of Fixed Rate Notes, the yield applicable to such series of Fixed Rate Notes determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to a series of Fixed Rate Notes shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding such redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from such redemption date to the applicable Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such redemption date.
If on the third business day preceding such redemption date H.15 TCM is no longer published, we shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, AbbVie shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, AbbVie shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption of any series of Notes, selection of the Notes of such series for redemption will be made pro rata, by lot, or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If Notes of any series are to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the Notes of such series to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the relevant Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary. Any redemption or notice of redemption may, at AbbVie’s discretion, be subject to one or more conditions precedent, and, at AbbVie’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.
The Floating Rate Notes may not be redeemed prior to maturity (other than pursuant to a Special Mandatory Redemption, as described under the caption “—Special Mandatory Redemption”).
Special Mandatory Redemption
This offering is not conditioned upon the consummation of the Specified Acquisition by the Issuer or any of its subsidiaries; however, if the Issuer publicly announces that the Acquisition Agreement has been terminated prior to the consummation of the Specified Acquisition, or notifies the Trustee in writing that it will not pursue the consummation of the Specified Acquisition (the earliest date of any such announcement or notification, the “Special Mandatory Redemption Trigger Date”), the Issuer will be required to redeem all and not less than all of the Mandatorily Redeemable Notes then outstanding by a date no later than ten (10) business days after the Special Mandatory Redemption Trigger Date (the “Special Mandatory Redemption End Date”) at a redemption price equal to 101% of the principal amount of the Mandatorily Redeemable Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Special

Mandatory Redemption Date (the “Special Mandatory Redemption Price”). The Long-Term Notes will not be subject to any Special Mandatory Redemption. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the Notes.
In the event that we become obligated to redeem the Mandatorily Redeemable Notes pursuant to the foregoing paragraph, we will promptly, and in any event not more than five (5) business days after the Special Mandatory Redemption Trigger Date, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which the Mandatorily Redeemable Notes will be redeemed (the “Special Mandatory Redemption Date”), which shall be no later than the Special Mandatory Redemption End Date. The Trustee will then promptly, and in any event not more than one (1) business day after receipt of such notice, deliver notice of the Special Mandatory Redemption and the Special Mandatory Redemption Date to each holder of Mandatorily Redeemable Notes at its registered address. Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Mandatorily Redeemable Notes and the indenture will be discharged and cease to be of further effect as to all Mandatorily Redeemable Notes.
For the purposes of this Description of Notes, the “Specified Acquisition” means the acquisition of Apogee by us or any of our subsidiaries and “Acquisition Agreement” means the definitive agreement of the Issuer providing for the Specified Acquisition.
Notwithstanding the foregoing, installments of interest on any series of Mandatorily Redeemable Notes that are due and payable on interest payment dates falling on or prior to the Special Mandatory Redemption Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the Mandatorily Redeemable Notes and the indenture.
The proceeds of the offering of the Mandatorily Redeemable Notes will not be deposited into an escrow account pending any Special Mandatory Redemption of such Notes. Our ability to pay the redemption price to holders of the Mandatorily Redeemable Notes if we become obligated to redeem the Mandatorily Redeemable Notes pursuant to a Special Mandatory Redemption may be limited by our then existing financial resources, and sufficient funds may not be available when necessary to make any required redemptions of Mandatorily Redeemable Notes.
Open Market Purchases
AbbVie or any of its affiliates may at any time and from time to time purchase Notes in the open market or otherwise.
Sinking Fund
There is no provision for a sinking fund for any of the Notes.
Ranking
The Notes will be the Issuer’s unsecured, unsubordinated obligations, and will:
•
rank equally in right of payment with all of the Issuer’s existing and future unsecured, unsubordinated indebtedness, liabilities, and other obligations;

•
rank senior in right of payment to all of the Issuer’s future indebtedness that is subordinated to the Notes;

•
be effectively subordinated in right of payment to all of the Issuer’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated in right of payment to all existing and future indebtedness, liabilities, and other obligations of the Issuer’s subsidiaries.

AbbVie derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. AbbVie depends on distributions of cash flow and earnings from its subsidiaries in order to meet its payment obligations under the Notes and its other debt obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the Notes, or to provide AbbVie with funds for its payment obligations with respect thereto, whether by dividends, distributions, loans, or otherwise. As a result, the Notes will be structurally subordinated to the liabilities of AbbVie’s subsidiaries, including trade payables. In addition, provisions of applicable law, such as those limiting the payment of dividends, could limit the ability of AbbVie’s subsidiaries to make payments or other distributions to it, and AbbVie’s subsidiaries could agree to contractual restrictions on their ability to pay dividends or make payments or other distributions to it. As of June 30, 2026, on a pro forma basis, giving effect to the issuance and sale of the Notes, AbbVie would have had approximately $80.4 billion of outstanding indebtedness and, additionally, unused borrowing capacity of up to $8.0 billion under the Revolving Credit Facilities.
Certain Covenants of AbbVie
Restrictions on Secured Debt
If AbbVie or any Domestic Subsidiary incurs, issues, assumes or guarantees any indebtedness for borrowed money represented by notes, bonds, debentures, or other similar evidences of indebtedness for borrowed money (“Debt”) and that Debt is secured by a Mortgage on any Principal Domestic Property, or any shares of stock or Debt of any Domestic Subsidiary, AbbVie will secure, or cause its Domestic Subsidiary to secure, the Notes equally and ratably with, or prior to, such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt in respect of Sale and Leaseback Transactions involving Principal Domestic Properties (other than Sale and Leaseback Transactions permitted pursuant to the second bullet under the heading “—Restrictions on Sales and Leasebacks” below), would not exceed 15% of AbbVie’s Consolidated Net Assets. This restriction will not apply to, and there shall be excluded from secured Debt in any computation under this restriction, Debt secured by:
•
Mortgages on property of, or on any shares of stock or Debt of, any Person existing at the time such Person becomes a Domestic Subsidiary;

•
Mortgages in favor of AbbVie or any Subsidiary thereof;

•
Mortgages on property of AbbVie or a Domestic Subsidiary in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute;

•
Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•
Mortgages to secure the payment of all or any part of the cost of acquisition, construction, development, or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development, or improvement of such property, or (b) the placing in operation of such property;

•
with respect to each series of Notes, Mortgages existing on the first date on which a Note of such series is authenticated by the Trustee under the indenture;

•
Mortgages incurred in connection with pollution control, industrial revenue, or similar financings;

•
Mortgages created in substitution of or as replacements for any Mortgages referred to in the foregoing list, inclusive; provided that, based on a good faith determination of an officer of AbbVie, the property encumbered under any such substitute or replacement Mortgage is substantially similar in nature to the property encumbered by the otherwise permitted Mortgage which is being replaced; and

•
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Debt secured by any Mortgage referred to in the foregoing list, inclusive; provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the Debt secured by such Mortgage at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the Debt being refinanced) and (b) where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project that is subject to a Mortgage securing the Debt being extended, refinanced, or renewed, by an amount equal to such additional principal amount).
Restrictions on Sales and Leasebacks
Neither AbbVie nor any Domestic Subsidiary may enter into any Sale and Leaseback Transaction unless either:
•
AbbVie or such Domestic Subsidiary could incur Debt secured by a Mortgage under the restrictions described above under “—Restrictions on Secured Debt” on the Principal Domestic Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

•
AbbVie, within 180 days after the sale or transfer by AbbVie or by any such Domestic Subsidiary, applies to the retirement of AbbVie’s Funded Debt, an amount equal to the greater of (1) the net proceeds of the sale of the Principal Domestic Property sold and leased back pursuant to such arrangement or (2) the fair market value of the Principal Domestic Property so sold and leased back at the time of entering into such arrangements (as determined by any two of the following: the chairman of the board of AbbVie, its chief executive officer, an executive vice president, a senior vice president, or a vice president, and the chief financial officer, the treasurer, or an assistant treasurer), subject to credits for certain voluntary retirements of Funded Debt.

Certain Definitions
The following are the meanings of terms that are important in understanding the restrictive covenants of AbbVie:
•
“Attributable Debt” means (except as otherwise provided in this paragraph), as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined (the “Determination Date”), the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the Determination Date at the rate of 8% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates, and similar charges, and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty, if under the terms of the lease the termination right is not exercisable until after the Determination Date, and if the amount of such penalty discounted to the Determination Date at the rate of 8% per annum compounded monthly is less than the net amount of rentals payable after the time as of which such termination could occur (the “Termination Time”) discounted to the Determination Date at the rate of 8% per annum compounded monthly, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the Termination Time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty, if such termination right is exercisable on the Determination Date, and if the amount of the net rentals payable under such lease after the Determination Date discounted to the Determination Date at the rate of 8% per annum compounded monthly is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such Determination Date shall be equal to the amount of such penalty.

•
“Consolidated Net Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities, as set forth on the consolidated balance sheet of AbbVie and its consolidated Subsidiaries prepared as of the end of a fiscal quarter in accordance with generally accepted accounting principles which AbbVie shall have most recently filed with the SEC or otherwise distributed to its shareholders prior to the time as of which “Consolidated Net Assets” shall be determined (which calculation shall give pro forma effect to any acquisition by or disposition of assets of AbbVie or any of its Subsidiaries involving the payment or receipt by AbbVie or any of its Subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter).
•
“Domestic Subsidiary” means any Subsidiary of AbbVie that transacts substantially all of its business or maintains substantially all of its property within the United States of America (excluding its territories and possessions and Puerto Rico); provided, however, that the term shall not include any Subsidiary which (i) is engaged primarily in the financing of operations outside of the United States of America or in leasing personal property or financing inventory, receivables, or other property, or (ii) does not own a Principal Domestic Property.

•
“Funded Debt” means indebtedness of AbbVie (other than the Notes or indebtedness subordinated in right of payment to the Notes) or indebtedness of a wholly owned Domestic Subsidiary, for borrowed money, having a stated maturity more than 12 months from the date of application of Sale and Leaseback Transaction proceeds or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application.

•
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement, or other similar encumbrance.

•
“Person” means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

•
“Principal Domestic Property” means any building, structure, or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing, research, warehousing, or distribution and located in the United States of America (excluding its territories and possessions and Puerto Rico), owned or leased by AbbVie or any Domestic Subsidiary and having a net book value which, on the date the determination as to whether a property is a Principal Domestic Property is being made, exceeds 2% of Consolidated Net Assets of AbbVie other than any such building, structure, or other facility or a portion thereof (i) which is an air or water pollution control facility financed by state or local governmental obligations, or (ii) which the chairman of the board, chief executive officer, an executive vice president, a senior vice president, or a vice president and the chief financial officer, treasurer or assistant treasurer of AbbVie determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted, or assets owned, by AbbVie and its Subsidiaries as an entirety.

•
“Sale and Leaseback Transaction” means any arrangement with any bank, insurance company or other lender or investor (not including AbbVie or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by AbbVie or any Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Property which has been or is to be sold or transferred, more than 180 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by AbbVie or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Property.

•
“Subsidiary” means any Person which is a corporation, partnership, joint venture, limited liability company, trust, or estate, and of which AbbVie directly or indirectly owns or controls stock or other interests, which under ordinary circumstances (not dependent upon the happening of a contingency) has the voting power to elect a majority of the board of directors, managers, trustees, or equivalent of such Person; provided, however, that the term shall not include any such Person if and for so long as (i) such Person does not own a Principal Domestic Property and (ii) the chairman of the board, chief executive officer, an executive vice president, a senior vice president, or a vice president and the chief financial officer, treasurer or assistant treasurer of AbbVie determine in good faith at least annually that the existing aggregate investments by AbbVie and its Domestic Subsidiaries (including all guarantees and other extensions of credit) in such Person are not of material importance to the total business conducted, or assets owned, by AbbVie and its Subsidiaries, as an entirety.
•
“Trustee” means the Person named as the “Trustee” in the indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee under the indenture, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean the Trustee with respect to the Notes of that series.

Consolidation, Merger and Sale of Assets
AbbVie shall not consolidate with or merge into any other Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, unless:
•
the Person formed by such consolidation or into which AbbVie is merged or the Person which acquires by conveyance or transfer, or which leases, AbbVie’s properties and assets substantially as an entirety shall be a corporation, limited liability company or partnership, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume AbbVie’s obligations on the Notes under a supplemental indenture;

•
immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of AbbVie or a Subsidiary as a result of such transaction as having been incurred by AbbVie or such Subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

•
if, as a result of any such consolidation or merger or such conveyance, transfer, or lease, AbbVie’s properties or assets would become subject to a mortgage, pledge, lien, security interest, or other encumbrance which would not be permitted by the indenture, AbbVie or such successor Person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•
AbbVie has delivered to the Trustee an officers’ certificate and an opinion of counsel stating compliance with these provisions.

Upon any consolidation of AbbVie with, or merger of AbbVie into, any other Person or any conveyance, transfer, or lease of the properties and assets of AbbVie substantially as an entirety in accordance with the above provisions, the successor Person formed by such consolidation or into which AbbVie is merged or to which such conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, AbbVie under the indenture with the same effect as if such successor Person had been named in the indenture, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the indenture and the Notes.
The phrase “substantially as an entirety,” as used with respect to our assets and properties in this covenant, is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that any Person assume AbbVie’s obligations on the Notes in connection with any conveyance, transfer, or lease of AbbVie’s properties and assets may be uncertain.
Events of Default
The indenture defines an event of default with respect to any series of Notes as being:
(1)
failure to pay interest or premium on that series of Notes when due, continued for a period of 30 days;

(2)
failure to pay the principal on that series of Notes when due;

(3)
failure to perform, or breach, under any other covenant or warranty applicable to that series of Notes and not otherwise specifically dealt with in the definition of “event of default,” continued for a period of 90 days after the giving of written notice to AbbVie by the Trustee or to AbbVie and the Trustee by holders of at least 25% in principal amount of outstanding Notes of that series (provided that such notice may not be given with respect to any action taken, and reported publicly or to holders of the Notes more than two years prior to such notice); or

(4)
specified events of bankruptcy, insolvency, or reorganization of AbbVie.

Any time period to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
The Trustee is required to give holders of the particular series of Notes written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (3) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.
AbbVie is required annually to deliver to the Trustee a certificate stating whether or not the signers have any knowledge of any default by AbbVie in its performance and observance of any terms, provisions, and conditions of the indenture.
In case an event of default (other than an event of default involving an event of bankruptcy, insolvency, or reorganization of AbbVie) shall occur and be continuing with respect to any series of Notes, the Trustee or the holders of not less than 25% in principal amount of the particular series of Notes then outstanding may declare the principal amount of such series of Notes to be immediately due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization of AbbVie occurs, the principal of all the Notes then outstanding will become immediately due and payable without any action on the part of the Trustee or any holder. The holders of a majority in principal amount of the outstanding series of Notes affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of AbbVie’s other indebtedness, an event of default in respect of the Notes may give rise to cross defaults on its other indebtedness.
Any past default with respect to a series of Notes may be waived on behalf of all holders of that series of Notes by at least a majority in principal amount of the holders of the outstanding Notes of that series, except a default:
•
in the payment of the principal of or any premium or interest on that series of Notes; or

•
in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding Note of that series affected.

Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured and shall cease to exist for every purpose under the indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.
A holder of Notes of any series will be able to pursue any remedy under the indenture only if:
•
such holder has previously given written notice to the Trustee of a continuing event of default with respect to that series of Notes;

•
the holders of not less than 25% in principal amount of the outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the indenture;

•
such holders or holders making the request have offered to the Trustee reasonable indemnity against the costs, expenses, and liabilities to be incurred in compliance with such request;

•
the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and

•
during that 60-day period, the holders of a majority in principal amount of that series of Notes do not give the Trustee a direction inconsistent with such request.

Holders of Notes, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their Notes on or after its due date.
Modification of the Indenture
AbbVie and the Trustee may modify the indenture or any supplemental indenture without the consent of the holders of the Notes for one or more of the following purposes:
•
to evidence the succession of another Person to AbbVie and the assumption by any such successor of the obligations of AbbVie in the indenture or any supplemental indenture, and in the Notes;

•
to add to the covenants of AbbVie for the benefit of the holders of all or any series of Notes or to surrender any right or power conferred upon AbbVie by the indenture or any supplemental indenture;

•
to add any additional events of default for the benefit of holders of all or any series of Notes;

•
to add to or change any of the provisions of the indenture or any supplemental indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in certain other forms;

•
to add to, change or eliminate any of the provisions of the indenture or any supplemental indenture in respect of one or more series of Notes, provided that any such addition, change or elimination (i) shall neither (A) apply to any Note of any series created prior to the execution of such supplemental indenture affecting such modification and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Note with respect to such provision, or (ii) shall become effective only when there is no such Note outstanding;

•
to secure the Notes pursuant to the requirements of the indenture or the requirements of any supplemental indenture or to otherwise provide any security for, or add any guarantees of or additional obligors on, the Notes of all or any series;

•
to establish the form or terms of Notes of any series in accordance with the terms of the indenture;

•
to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of a particular series of Notes in accordance with the provisions in the indenture;

•
to evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the indenture; or

•
to cure any ambiguity or to correct or supplement any provision of the indenture or any supplemental indenture which may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the indenture or any supplemental indenture as shall not adversely affect the interests of the holders of any series of Notes in any material respect.

AbbVie and the Trustee may otherwise modify the indenture or any supplemental indenture with the consent of the holders of not less than a majority in principal amount of each series of Notes affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of Notes of such series under the indenture or any supplemental indentures. However, without the consent of the holder of each outstanding Note affected by such modification, no modification may:
•
change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such Notes or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);
•
reduce the percentage in principal amount of the Notes of any series, the consent of whose holders is required in the indenture for consent for any waiver of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences; or

•
modify the provisions set forth in the two bullets above or the paragraph immediately preceding the two bullets above or modify provisions relating to the waiver of past defaults or the waiver of certain covenants in the indenture, in each case, other than to increase the percentage in principal amount of the Notes required to modify such provisions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected by such modification.

Defeasance and Covenant Defeasance
The provisions of the indenture relating to defeasance and covenant defeasance as described in the indenture will apply to the Notes.
The indenture provides that, at AbbVie’s option, AbbVie:
•
will be discharged from any and all obligations in respect of the Notes of a series, except for certain obligations set forth in the indenture that survive such discharge (“legal defeasance”); or

•
may omit to comply with certain restrictive covenants of the indenture, including those described under “Certain Covenants of AbbVie” and “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described in clause (3) under “Events of Default” with respect to any such covenants will no longer be an event of default (“covenant defeasance”);

in each case, if
•
AbbVie irrevocably deposits or causes to be deposited with the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, in money in an amount, U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge all the principal of and premium, if any, and interest on the Notes of that series on the dates such payments are due, which may include one or more redemption dates that AbbVie designates, in accordance with the terms of the Notes of that series;

•
no event of default or event which with notice or lapse of time, or both, would become an event of default with respect to Notes of such series shall have occurred and be continuing on the date of such deposit or insofar as an event of default resulting from certain events involving AbbVie’s bankruptcy or insolvency are concerned, at any time during the period ending on the 121st day after such date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to AbbVie in respect of such deposit (it being understood that this condition will not be deemed satisfied until the expiration of such period);

•
such defeasance will not cause the Trustee to have a conflicting interest with respect to any of AbbVie’s securities or result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•
the defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which AbbVie is a party or by which AbbVie is bound;

•
AbbVie has delivered an opinion of counsel to the effect that the beneficial owners of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of legal defeasance, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to AbbVie, or otherwise a change in applicable federal income tax law occurring after the date of the indenture; and
•
AbbVie shall have delivered an officer’s certificate and an opinion of counsel stating that the conditions to such defeasance set forth in the indenture have been complied with.

If AbbVie fails to comply with its remaining obligations under the indenture after a covenant defeasance with respect to the Notes of any series and the Notes of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from the event of default. AbbVie will, however, remain liable for those payments.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes, as expressly provided for in the indenture) as to all outstanding Notes of any series when:
(1)
either (a) all the Notes of such series theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by AbbVie and thereafter repaid to it or discharged from such trust) have been delivered to the Trustee for cancellation, or (b) all of the Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at AbbVie’s option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of AbbVie, and AbbVie has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such series not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes of such series to the date of such deposit (in the case of Notes which have become due and payable), or to their stated maturity or the redemption date, as the case may be, together with irrevocable instructions from AbbVie directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that in connection with any discharge relating to any redemption that requires the payment of a premium or any discharge if, on the date of deposit or, if earlier, notice of redemption, as applicable, interest payable to such stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the premium, or interest, respectively, calculated as of the date of deposit or, if earlier, notice of redemption, with the amount of any deficit as of such stated maturity or redemption date only required to be deposited with the Trustee on or prior to such stated maturity or redemption date; provided, further, that the amount of any such deficit shall be set forth in an officer’s certificate, delivered to the Trustee simultaneously with the deposit of the amount of such deficit, confirming that such amount shall be applied to the interest or other amounts payable at such stated maturity or on such redemption date, as applicable;

(2)
AbbVie has paid or caused to be paid all other sums payable under the indenture in respect of such series of Notes; and

(3)
AbbVie has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of Notes have been complied with.

Governing Law
The indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

The Trustee
U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, will be named as the “Trustee” under the indenture. U.S. Bank Trust Company, National Association and its affiliates perform certain commercial banking services for some of AbbVie’s affiliates for which they receive customary fees.
The Trustee will become obligated to exercise any of its powers under the indenture at the request or direction of any of the holders of any Notes pursuant to the indenture only after those holders have offered the Trustee reasonable security or indemnity against the costs, expenses, and liabilities which might be incurred by the Trustee in compliance with such request or direction.
Paying Agents
AbbVie has designated the Trustee as its paying agent for payments on Notes. AbbVie may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
The Trustee or paying agent, as applicable, will repay to AbbVie on AbbVie’s written request any funds they hold for payments on the Notes that remain unclaimed for two years after the date upon which that payment has become due. After repayment to AbbVie, holders entitled to those funds must look only to it for payment.
Exchange, Registration and Transfer
Notes of any series may be exchangeable for other Notes of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present registered Notes for registration of transfer at the office of the security registrar. The security registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.
AbbVie will appoint the Trustee as security registrar for the Notes. AbbVie may at any time designate additional security registrars for any series of Notes or rescind the designation of any security registrar or approve a change in the location through which any security registrar acts. AbbVie will be required to maintain an office or agency for transfers and exchanges in each place of payment. No service charge will be made for any registration of transfer or exchange of the Notes, but we or the security registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than as set forth in the indenture).
Neither AbbVie nor the security registrar will be required to register the transfer of or exchange of any Note:
•
during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of that series selected for redemption and ending at the close of business on the day of such mailing; or

•
so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Book-Entry System
We will issue the Notes initially in the form of one or more global notes (the “Global Notes”) in definitive, fully registered, book-entry form. The Global Notes will be delivered to the Trustee, as custodian for DTC, and registered in the name of DTC or the nominee of DTC.
Except as described below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the

limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.
DTC, Clearstream and Euroclear
The information in this section is provided solely as a matter of convenience and we take no responsibility for the accuracy of this information.
Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the Global Notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their United States depositaries, which in turn will hold such interests in customers’ securities accounts in the United States depositaries’ names on the books of DTC.
DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations, and certain other organizations.
Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
We expect that, pursuant to procedures established by DTC:
•
upon deposit of the Global Notes, DTC will credit the accounts of participants designated by the underwriters with portions of the principal amount of the Global Notes; and

•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of a beneficial interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes, and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, AbbVie, the Trustee and any agent of AbbVie or the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes, whether or not the Notes are overdue, and neither AbbVie, the Trustee nor any such agent shall be affected by notice to the contrary. Consequently, neither AbbVie, the Trustee nor any agent of AbbVie or the Trustee has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)
any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

AbbVie expects that, under DTC’s current practice, at the due date of any payment in respect of securities such as the Notes (including principal and interest), DTC will credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the Notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or AbbVie. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
AbbVie understands that DTC will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global

Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.
Although AbbVie understands that DTC, Euroclear and Clearstream have agreed to the procedures described herein to facilitate transfers of interests in the Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of AbbVie, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Same-Day Settlement and Payment
AbbVie will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the depositary; provided, however, that at AbbVie’s option, payment of interest may be made by (1) check mailed to the address of the Person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder of any Note, in immediately available funds to an account maintained by the applicable depository or its nominee with respect to a Global Note, and to the holder of any Note or its nominee with respect to a Note in definitive form; provided, further, that in the case of a Note in definitive form (x) the holder thereof shall have provided written wiring instructions to the Trustee on or before the related record date and (y) if appropriate instructions for any such wire transfer are not received by the related record date, then such payment shall be made by check mailed to the address of such holder specified in the security register. Any permitted secondary market trading activity in the Notes will be required by DTC to be settled in immediately available funds. AbbVie expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. AbbVie understands that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
If the principal of or any premium or interest on the Notes is payable on a day that is not a business day, the payment will be made on the following business day without the accrual of any interest on that payment.
Exchange of Global Notes for Certificated Notes
AbbVie will issue Certificated Notes upon surrender by DTC of the Global Notes only if:
(1)
DTC (a) notifies AbbVie that it is no longer willing or able to act as a depositary or clearing system for the Global Notes, or (b) ceases to be a clearing agency registered under the Exchange Act, and in either event, a successor depositary or clearing system is not appointed by AbbVie within 90 days of such notice or cessation;

(2)
there has occurred and is continuing an event of default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes; or

(3)
AbbVie determines not to have the Notes represented by a Global Note.

In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Neither we nor the Trustee will be liable for any delay by DTC or its nominee in identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below and collectively referred to as “Holders”) with respect to the purchase, ownership, and disposition of the Notes acquired in this offering, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings of the Internal Revenue Service (the “IRS”) and judicial decisions, each as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth herein.
This discussion applies only to Holders that purchase Notes in the initial offering at their original “issue price” (i.e., the first price at which a substantial amount of the Notes is sold to purchasers (other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) for cash) and hold Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to subsequent purchasers of the Notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to Holders that are subject to special rules under the U.S. federal income tax laws including, for example, banks and other financial institutions, insurance companies, tax-exempt organizations, partnerships, or other pass-through entities (or investors therein), individual retirement and other tax deferred accounts, dealers, or traders in securities or currencies, regulated investment companies, real estate investment trusts, U.S. Holders whose “functional currency” is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, “controlled foreign corporations,” “passive foreign investment companies,” U.S. expatriates, non-U.S. trusts and estates that have U.S. beneficiaries, and persons holding Notes as part of a hedge, straddle, conversion transaction, or other integrated transaction, or risk reduction transaction, or persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement. This discussion does not address the tax consequences of the ownership or disposition of Notes arising under any alternative minimum tax or the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance provisions of the HIRE Act of 2010 (including the Treasury regulations promulgated thereunder, and any intergovernmental agreements entered into in connection therewith, and any laws, regulations, or practices adopted in connection with any such agreement), and does not address any U.S. federal tax laws other than those pertaining to the income tax, nor does it address any foreign, state, or local tax consequences. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS will agree with such statements and conclusions.
As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

•
a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a U.S. person under applicable Treasury regulations.

As used herein, a “Non-U.S. Holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, trust, or estate that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner in such entity will generally depend upon the status of the partner and the activities of the entity. Holders of Notes that are partnerships or partners in such entities should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership, and disposition of Notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING, AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS OR ANY TAX TREATY.
The terms of the Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a Holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the Notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments of excess or accelerated amounts will be made is remote within the meaning of the applicable Treasury regulations. The remainder of this discussion assumes that this position will be respected. Our position that these contingencies are remote is binding on a Holder unless such Holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a Holder might be required, among other things, to accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note. In the event that a contingency described above occurs, it could affect the amount, timing, and character of the income or loss recognized by a Holder. Prospective investors should consult their own tax advisors regarding the tax consequences if the Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes will not be considered contingent payment debt instruments.
Certain U.S. Federal Income Tax Considerations for U.S. Holders
Payments of Interest
Payments of stated interest on a Note will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the issue price of the Notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, that the difference will be a de minimis amount (as set forth in the applicable Treasury regulations).
Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes
Upon the sale, exchange, redemption, or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be treated as ordinary interest income), and (ii) such U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in the Note will generally equal the amount such U.S. Holder paid for the Note. Any gain or loss recognized on the sale, exchange, redemption, or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder held the Note for a period of more than one year. Long-term capital gains recognized by certain non-corporate

U.S. Holders, including individuals, are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the Notes and payments of the proceeds from a sale or other disposition (including retirement or a redemption) of the Notes unless the U.S. Holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. Holder fails to (i) provide a properly completed and executed IRS Form W-9 to the applicable withholding agent providing such U.S. Holder’s correct taxpayer identification number and complying with certain certification requirements or (ii) otherwise establish an exemption from backup withholding. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.
Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders
Payments of Interest
Subject to the discussion below under “—Information Reporting and Backup Withholding,” payments of interest on the Notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
•
such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

•
the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code;

•
the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•
either (1) the Non-U.S. Holder of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address or (2) a financial institution that holds Notes on behalf of the Non-U.S. Holder certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the Non-U.S. Holder and provides the applicable withholding agent with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to such Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States), and such Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI. In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a Non-U.S. Holder generally must provide to the applicable withholding agent a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. Non-U.S. Holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest paid to a Non-U.S. Holder that is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States) generally will not be subject to the U.S. federal withholding tax discussed above, provided that the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI and complies with any other applicable requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange, Redemption, or Other Taxable Disposition of the Notes
Subject to the discussion below under “— Information Reporting and Backup Withholding,” any gain realized on the sale, exchange, redemption, or other taxable disposition of a Note by a Non-U.S. Holder (other than amounts properly attributable to accrued and unpaid interest, which generally will be treated as described above under “—Non-U.S. Holders—Payments of Interest”) generally will not be subject to U.S. federal income or withholding tax, unless:
•
such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base of the Non-U.S. Holder in the United States); or

•
such Non-U.S. Holder is an individual who is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. person. A Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified under an applicable income tax treaty), which gain may be offset by certain U.S.-source capital losses, if any, of the Non-U.S. Holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.
U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a Non-U.S. Holder generally will be exempt from backup withholding if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.
Under Treasury regulations, the payment of proceeds from the disposition of a Note by a Non-U.S. Holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder’s

non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a Non-U.S. Holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such Non-U.S. Holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such Non-U.S. Holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the Non-U.S. Holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

UNDERWRITING
Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between the Issuer and the underwriters named below, for whom Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and SG Americas Securities, LLC are acting as representatives, the Issuer has agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from the Issuer, the principal amount of Notes that appears opposite its name in the table below:
Underwriter	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased	Principal Amount of 2038 Notes to be Purchased	Principal Amount of 2056 Notes to be Purchased	Principal Amount of 2066 Notes to be Purchased
Morgan Stanley & Co. LLC	$75,000,000	$150,000,000	$187,500,000	$225,000,000	$187,500,000	$225,000,000	$150,000,000	$225,000,000	$75,000,000
BofA Securities, Inc.	75,000,000	150,000,000	187,500,000	225,000,000	187,500,000	225,000,000	150,000,000	225,000,000	75,000,000
J.P. Morgan Securities LLC	75,000,000	150,000,000	187,500,000	225,000,000	187,500,000	225,000,000	150,000,000	225,000,000	75,000,000
SG Americas Securities, LLC	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
Barclays Capital Inc.	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
BNP Paribas Securities Corp.	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
HSBC Securities (USA) Inc.	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
Citigroup Global Markets Inc.	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
Deutsche Bank Securities Inc.	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
Mizuho Securities USA LLC	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
Wells Fargo Securities, LLC	27,000,000	54,000,000	67,500,000	81,000,000	67,500,000	81,000,000	54,000,000	81,000,000	27,000,000
Lloyds Securities Inc.	9,800,000	19,600,000	24,500,000	29,400,000	24,500,000	29,400,000	19,600,000	29,400,000	9,800,000
Santander US Capital Markets LLC	9,800,000	19,600,000	24,500,000	29,400,000	24,500,000	29,400,000	19,600,000	29,400,000	9,800,000
TD Securities (USA) LLC	9,800,000	19,600,000	24,500,000	29,400,000	24,500,000	29,400,000	19,600,000	29,400,000	9,800,000
MUFG Securities Americas Inc.	9,800,000	19,600,000	24,500,000	29,400,000	24,500,000	29,400,000	19,600,000	29,400,000	9,800,000
U.S. Bancorp Investments, Inc.	9,800,000	19,600,000	24,500,000	29,400,000	24,500,000	29,400,000	19,600,000	29,400,000	9,800,000
Siebert Williams Shank & Co., LLC	5,000,000	10,000,000	12,500,000	15,000,000	12,500,000	15,000,000	10,000,000	15,000,000	5,000,000
R. Seelaus & Co., LLC	1,000,000	2,000,000	2,500,000	3,000,000	2,500,000	3,000,000	2,000,000	3,000,000	1,000,000
Blaylock Van, LLC	1,000,000	2,000,000	2,500,000	3,000,000	2,500,000	3,000,000	2,000,000	3,000,000	1,000,000
Independence Point Securities LLC	1,000,000	2,000,000	2,500,000	3,000,000	2,500,000	3,000,000	2,000,000	3,000,000	1,000,000
Penserra Securities LLC	1,000,000	2,000,000	2,500,000	3,000,000	2,500,000	3,000,000	2,000,000	3,000,000	1,000,000
CastleOak Securities, L.P.	1,000,000	2,000,000	2,500,000	3,000,000	2,500,000	3,000,000	2,000,000	3,000,000	1,000,000
Total	$500,000,000	$1,000,000,000	$1,250,000,000	$1,500,000,000	$1,250,000,000	$1,500,000,000	$1,000,000,000	$1,500,000,000	$500,000,000
The underwriters are offering the Notes subject to their acceptance of the Notes from the Issuer and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.100% of the principal amount of the Floating Rate Notes, up to 0.100% of the principal amount of the 2028 Notes, up to 0.150% of the principal amount of the 2030 Notes, up to 0.250% of the principal amount of the 2031 Notes, up to 0.250% of the principal amount of the 2033 Notes, up to 0.300% of the principal amount of the 2036 Notes, up to 0.300% of the principal amount of the 2038 Notes, up to 0.450% of the principal amount of the 2056 Notes, and up to 0.450% of the principal amount of the 2066 Notes. If all of the Notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell the Notes through certain of their affiliates.
The Notes are new issues of securities with no established trading markets. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. Certain of the underwriters have advised us that they intend to make markets in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time without notice at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time, or that the prices you receive when you sell will be favorable. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions, and other factors.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $14 million. The underwriters have agreed to reimburse us for certain of our expenses in connection with the offering. We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
We expect to deliver the Notes against payment for the Notes on August 18, 2026, which is the tenth business day following the date of the pricing of the Notes (T+10).
Stabilization and Short Positions
In connection with the offering of the Notes, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain, or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market-making, brokerage, and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
As a result, certain of the underwriters or their respective affiliates may receive a portion of the net proceeds from this offering that may be used to redeem, satisfy, and discharge or prepay, as the case may be, our indebtedness under existing or future debt agreements. A certain affiliate of Morgan Stanley & Co. LLC serves as administrative agent, and certain affiliates of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC serve as joint lead arrangers and joint bookrunners, under the 364-Day Delayed Draw Term Loan Facility, and certain affiliates of the underwriters are lenders thereunder, and each may receive customary fees in connection therewith. A certain affiliate of J.P. Morgan Securities LLC serves as administrative agent, certain affiliates of Morgan Stanley & Co. LLC and BofA Securities, Inc. serve as syndication agents, BofA Securities, Inc. and certain affiliates of Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC serve as joint lead arrangers and bookrunners, and a certain affiliate of Societe Generale serves as a documentation agent under our Revolving Credit Facilities, and certain affiliates of the underwriters are lenders thereunder, and may receive customary fees in connection therewith. An affiliate of BofA Securities, Inc. serves as administrative agent, BofA Securities, Inc. serves as sole lead arranger and bookrunner, and an affiliate of BofA Securities, Inc. is a lender under the Term Loan Facility, and may receive customary fees in connection therewith. In addition, Morgan Stanley & Co. LLC is acting as a financial adviser to us in connection with the Specified Acquisition. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indenture governing the Notes.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of ours or our affiliates (directly, as collateral securing other obligations or otherwise), and/or persons and entities with relationships with us or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color, or trading ideas, and/or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.
Selling Restrictions
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.
In relation to its use in the Dubai International Financial Centre (the “DIFC”), this document is strictly private and confidential and is being distributed to a limited number of investors, and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Notes may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
The Notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (b) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.
The Notes applied for by the Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring the Notes must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation, or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.
United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a “professional client,” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); nor (ii) a “qualified investor” as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of assimilated law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling packaged retail and insurance based investment products or otherwise making them available to retail investors in the UK has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption from the prohibition on public offers of relevant securities in the UK POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK POATRs.
In the UK, this prospectus supplement and the accompanying prospectus are for distribution only to non-retail investors (being persons who are not retail investors as defined in this section titled “Notice to Prospective Investors in the United Kingdom”) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). In the UK, this prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons. Each person in the UK who purchases any of the Notes will be deemed to have represented and warranted that they are a relevant person.
Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance, and any rules made under that Ordinance.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations, and ministerial guidelines of Japan.
Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, no underwriter has offered or sold any Notes or caused any Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause any Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than: (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold, or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the Notes acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering, or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular, and (e) the Issuer and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued, or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that require a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding, or otherwise intermediate the offering and sale of the Notes in Taiwan.
United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the Dubai Financial Services Authority.

WHERE TO OBTAIN MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 with respect to the Notes offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes offered hereby, reference is made to the registration statement.
We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC’s website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your investment decision.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus supplement from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Except to the extent furnished and not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such documents shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing thereof.
The documents we incorporate by reference into this prospectus supplement are:
1.
AbbVie’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 20, 2026;

2.
AbbVie’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 8, 2026;

3.
AbbVie’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed on August 3, 2026;

4.
the portions of AbbVie’s Definitive Proxy Statement on Schedule 14A, filed on March 23, 2026, incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 20, 2026; and

5.
AbbVie’s Current Reports on Form 8-K filed on February 26, 2026, March 4, 2026, and May 12, 2026.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus supplement by writing to us at the following address or by calling us at the telephone number listed below:
AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064-6400
Attention: Investor Relations
(847) 932-7900
http://investors.abbvie.com

INDUSTRY AND MARKET DATA
This prospectus supplement and the accompanying prospectus, and any document incorporated by reference into this prospectus supplement and the accompanying prospectus, may include industry and trade association data, forecasts, and information that we have prepared based, in part, upon data, forecasts, and information obtained from independent trade associations, industry publications and surveys, and other information available to us. Some data are also based on our good-faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained in these materials has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. In certain of the markets in which we operate, it may be difficult to directly ascertain industry or market data. Unless otherwise noted, statements about our market share and market position are approximated and based on management experience and estimates using the above-mentioned third-party data combined with our internal analysis and estimates. While we are not aware of any misstatements regarding our industry data presented in the applicable documents, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. Similarly, while we believe our internal research is reliable, such research has not been verified by any independent sources.

FORWARD-LOOKING STATEMENTS
Some statements in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The words “believe,” “expect,” “anticipate,” “project,” and similar expressions and uses of future or conditional verbs generally identify “forward looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed or implied, such expectation or belief is based on the current plans and expectations of AbbVie management, and expressed in good faith, and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Additional information about the economic, competitive, governmental, technological, and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors” in AbbVie’s Annual Report on Form 10-K for the year ended December 31, 2025, which has been filed with the Securities and Exchange Commission. AbbVie notes these factors for investors as permitted by the PSLRA. AbbVie does not undertake, and specifically declines, any obligation to update the forward-looking statements included in this prospectus supplement to reflect events or circumstances after the date hereof, unless AbbVie is required by applicable securities law to do so.

LEGAL MATTERS
Certain legal matters related to the offering will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Certain legal matters related to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements of AbbVie Inc. and subsidiaries appearing in AbbVie Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of AbbVie Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
ABBVIE INC.
Debt Securities
This prospectus relates to the sale of one or more series of debt securities of AbbVie Inc., a Delaware corporation (“AbbVie,” “we,” “us” or the “Company”), from time to time, on terms and at prices determined at the time the debt securities are offered for sale. The terms and prices will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.
We may offer and sell these securities to or through agents, underwriters, dealers, or directly to purchasers on a continuous or a delayed basis. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), in our subsequent periodic filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference in this prospectus and in the applicable prospectus supplement or any related free writing prospectuses that we have authorized for use in connection with a specific offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 14, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Using this process, we may offer and sell debt securities described in this prospectus in one or more offerings from time to time.
We have not authorized anyone to give any information or to make any representations concerning the debt securities we may offer except those which are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the debt securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy debt securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of debt securities, as an indication that there has been no change in our affairs since the date of this prospectus.
This prospectus provides you with a general description of debt securities we may offer. Each time we sell debt securities described in this prospectus, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the debt securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should not assume that the information in this prospectus or any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

1

FORWARD-LOOKING STATEMENTS
Some statements in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated herein by reference are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify “forward looking statements,” which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed or implied, such expectation or belief is based on the current plans and expectations of AbbVie management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” in the 2024 Annual Report, which has been filed with the SEC. AbbVie notes these factors for investors as permitted by the PSLRA. AbbVie does not undertake, and specifically declines, any obligation to update the forward-looking statements included in this prospectus to reflect events or circumstances after the date hereof, unless AbbVie is required by applicable securities law to do so.

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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our debt securities. You should read the following summary together with the more detailed information regarding our Company, the securities being registered hereby and our financial statements and notes thereto incorporated by reference into this prospectus.
AbbVie Inc.
Overview
AbbVie is a global, diversified research-based biopharmaceutical company positioned for success with a comprehensive product portfolio that has leadership positions across immunology, oncology, neuroscience, aesthetics and eye care. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases.
AbbVie was incorporated in Delaware on April 10, 2012. On January 1, 2013, AbbVie became an independent, publicly traded company as a result of the distribution by Abbott Laboratories (“Abbott”) of 100% of the outstanding common stock of AbbVie to Abbott’s shareholders.
AbbVie also maintains an Internet site at www.abbvie.com. AbbVie’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.
The address of AbbVie’s principal executive offices is 1 North Waukegan Road, North Chicago, Illinois 60064-6400. AbbVie’s telephone number is (847) 932-7900.

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INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information included or previously incorporated by reference into this prospectus from the date we file the document containing such information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Except to the extent furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K or as otherwise permitted by the SEC rules, we incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the completion of the offering in the relevant prospectus supplement to which this prospectus relates or the offering is terminated.
The documents we incorporate by reference into this prospectus are:
1.
Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 14, 2025;

2.
The information in Part III of the Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 20, 2024, incorporated by reference from the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 18, 2024; and

3.
The Company’s Current Reports on Form 8-K as filed with the SEC on January 10, 2025, February 5, 2025 and February 14, 2025.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about AbbVie and our debt securities.
Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:
AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064-6400
Attention: Investor Relations
(847) 932-7900
http://investors.abbvie.com
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 with respect to the debt securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the debt securities offered hereby, reference is made to the registration statement.
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC’s website at www.sec.gov, or our website at www.abbvie.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part and you should not rely on any such information in making your investment decision.

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RISK FACTORS
Investing in our debt securities involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page 14 of our 2024 Annual Report, which is incorporated by reference herein, as well as the other information contained or incorporated by reference into this prospectus or any prospectus supplement hereto before making a decision to invest in our debt securities.
Our business, financial condition, results of operations, and cash flows could be materially adversely affected by any of these risks. The market or trading price of our debt securities could decline due to any of these risks. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our debt securities to decline. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

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USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the debt securities under this prospectus for future acquisitions, stock repurchases, the repayment of indebtedness, capital expenditures, dividends, working capital, and any other general corporate purpose.

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DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that AbbVie may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that AbbVie may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.
AbbVie may issue debentures, notes or other evidences of indebtedness, which we refer to as “debt securities,” from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities.
The debt securities will be governed by an indenture, dated as of November 8, 2012 (the “indenture”), between AbbVie and U.S. Bank Trust Company, National Association, as trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The trustee under the indenture has two main roles:
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first, subject to some limitations, the trustee can enforce your rights against us if we default; and

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second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

The specific terms of debt securities being offered will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of your debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or the applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements AbbVie may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement, the indenture and any related documents before making your investment decision.
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:
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the title of the debt securities of the series;

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any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture;

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the person to whom any interest on the debt securities of the series shall be payable, if other than the person in whose name the debt securities (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

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the date or dates on which the principal of the debt securities of the series is payable;

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the rate or rates at which the debt securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, and the date or dates from which such interest shall accrue;

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the dates on which any such interest shall be payable and the regular record date for any interest payable on any such date;

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the place or places where the principal of and any premium and interest on the debt securities of the series shall be payable;

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the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at AbbVie’s option;

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the obligation, if any, of AbbVie to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which the price or prices at which and the terms and conditions upon which the debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

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the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the indenture;

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if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

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if the principal of or any premium or interest on the debt securities of the series is to be payable, at the election of AbbVie or a holder thereof, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

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the application, if any, of the provisions for the defeasance or covenant defeasance of the indenture to the debt securities of any series;

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whether the debt securities of the series shall be issued in whole or in part in the form of one or more global securities and, in such case, the depositary with respect to such global security or securities and the circumstances under which any global security may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depositary or its nominee;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

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whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be secured or unsecured;

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the forms of the debt securities;

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a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

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any other terms of the debt securities of the series (which terms shall not be inconsistent with the provisions of the indenture, except as permitted thereunder).

This prospectus is part of a registration statement that provides that AbbVie may issue debt securities from time to time in one or more series under the indenture, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited.
The indenture contains certain restrictive covenants that will apply to AbbVie and its subsidiaries unless otherwise indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

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PLAN OF DISTRIBUTION
We may sell debt securities to or through underwriters and also directly to other purchasers or through agents.
The distribution of the debt securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions, or commissions.
Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of debt securities offered under this prospectus may be “underwriters,” as defined in the Securities Act. Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re-allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
We may have agreements with the underwriters, dealers, and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those liabilities.
If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

An institutional purchaser’s obligation under the contract will be subject to the condition that the purchase of the offered debt securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.
In general, the debt securities will be a new issue of securities and will have no established trading market. Any underwriters to whom debt securities are sold for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities may or may not be listed on a national securities exchange.
In connection with any offering of the debt securities offered under this prospectus, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other securities the prices of which may be used to determine payments on the debt securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of debt securities than the underwriters are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debt securities while the offering is in progress.
Underwriters may also impose a penalty bid in any offering of debt securities offered under this prospectus and any prospectus supplement through a syndicate of underwriters. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it

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because the other underwriters have repurchased debt securities sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by underwriters may stabilize, maintain or otherwise affect the market price of the debt securities offered under this prospectus and any prospectus supplement. As a result, the price of such debt securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

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LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the debt securities offered under this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AbbVie Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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$500,000,000 SENIOR FLOATING RATE NOTES DUE 2028
$1,000,000,000 4.500% SENIOR NOTES DUE 2028
$1,250,000,000 4.650% SENIOR NOTES DUE 2030
$1,500,000,000 4.875% SENIOR NOTES DUE 2031
$1,250,000,000 5.050% SENIOR NOTES DUE 2033
$1,500,000,000 5.300% SENIOR NOTES DUE 2036
$1,000,000,000 5.450% SENIOR NOTES DUE 2038
$1,500,000,000 6.000% SENIOR NOTES DUE 2056
$500,000,000 6.100% SENIOR NOTES DUE 2066
Joint Book-Running Managers
Morgan Stanley
(All Notes)
BofA Securities
(All Notes)
J.P. Morgan
(All Notes)
SOCIETE GENERALE
(All Notes)
Barclays
(Floating Rate Notes and 2028 Notes)
BNP PARIBAS
(2030 Notes)
Citigroup
(2038 Notes and 2066 Notes)
Deutsche Bank Securities
(2036 Notes)
HSBC
(2033 Notes)
Mizuho
(2031 Notes)
Wells Fargo Securities
(2056 Notes)

Co-Managers
Barclays
(2030 Notes, 2031 Notes, 2033 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)
BNP PARIBAS
(Floating Rate Notes, 2028 Notes, 2031 Notes, 2033 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)
Citigroup
(Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2033 Notes, 2036 Notes and 2056 Notes)
Deutsche Bank Securities
(Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2033 Notes, 2038 Notes, 2056 Notes and 2066 Notes)
HSBC
(Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)
Mizuho
(Floating Rate Notes, 2028 Notes, 2030 Notes, 2033 Notes, 2036 Notes, 2038 Notes, 2056 Notes and 2066 Notes)
Wells Fargo Securities
(Floating Rate Notes, 2028 Notes, 2030 Notes, 2031 Notes, 2033 Notes, 2036 Notes, 2038 Notes and 2066 Notes)
Lloyds Securities
(All Notes)
MUFG
(All Notes)
Santander
(All Notes)
TD Securities
(All Notes)
US Bancorp
(All Notes)
Siebert Williams Shank
(All Notes)
Blaylock Van, LLC
(All Notes)
CastleOak Securities, L.P.
(All Notes)
Independence Point Securities
(All Notes)
Penserra Securities LLC
(All Notes)
R. Seelaus & Co., LLC
(All Notes)
August 4, 2026